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                                 OFFICE LEASE


                                    BETWEEN


                       NORTHAMPTON COUNTY NEW JOBS CORP.
                                  AS LANDLORD

                                      AND

                        QUANTUM EPITAXIAL DESIGNS INC.
                              DATED MAY 17, 1993

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                                   PREMISES:


                         A PORTION OF THE FIRST FLOOR
                             25 EAST SECOND STREET
                            BETHLEHEM, PENNSYLVANIA


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                               TABLE OF CONTENTS

Section                    DESCRIPTION                                    PAGE
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1.  PREMISES ............................................................    1

2.  TERM ................................................................    1

3.  RENT ................................................................    2

4.  ADDITIONAL RENT .....................................................    3

5.  LATE PAYMENT ........................................................    4

6.  USE OF PREMISES; INDEMNIFICATION ....................................    4

7.  COMMON AREAS ........................................................    6

8.  ALTERATIONS AND TRADE FIXTURES, REMOVAL .............................    6

9.  MECHANICS' LIENS ....................................................    8

10. BUILDING SERVICES ...................................................    8

11. ASSIGNMENT AND SUBLETTING ...........................................   10

12. ACCESS TO PREMISES ..................................................   12

13. MAINTENANCE AND REPAIRS .............................................   12

14. INDEMNIFICATION AND LIABILITY INSURANCE .............................   14

15. QUIET ENJOYMENT .....................................................   15

16. NEGATIVE COVENANTS OF TENANT ........................................   15

17. FIRE OR OTHER CASUALTY ..............................................   16

18. SUBORDINATION .......................................................   17

19. CONDEMNATION ........................................................   18

20. ESTOPPEL CERTIFICATE ................................................   19

21. DEFAULT .............................................................   19

22. REMEDIES ............................................................   20

                                      -i-


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23. REQUIREMENT OF STRICT PERFORMANCE ...................................   23

24. SURRENDER OF PREMISES; HOLDING OVER .................................   23

25. COMPLIANCE WITH LAWS AND ORDINANCES .................................   24

26. TENANT DESIGN PROCESS ...............................................   24

27. TENANT FINISH WORK ..................................................   25

28. TENANT'S SEPARATE CONTRACTORS .......................................   27

29. FURNITURE AND EQUIPMENT SYSTEMS .....................................   28

30. SUBSTANTIAL COMPLETION ..............................................   29

31. TENANT DELAYS DEFINED ...............................................   30

32. DELAY IN POSSESSION .................................................   30

33. TENANT'S RIGHT TO TERMINATE LEASE ...................................   30

34. OPTIONS TO RENEW ....................................................   31

35. PROJECT NAME AND SIGNAGE ............................................   32

36. FIRST OFFER SPACE ...................................................   32

37. TENANT'S RIGHT TO PURCHASE  THE  BUILDING ...........................   34

38. ARBITRATION .........................................................   35

39. NOTICES .............................................................   35

40. BROKERAGE ...........................................................   35

41. FORCE MAJEURE .......................................................   36

42. SUCCESSORS ..........................................................   36

44. GOVERNING LAW .......................................................   36

45. SEVERABILITY ........................................................   36

46. CAPTIONS ............................................................   37

47. GENDER ..............................................................   37

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48. EXECUTION ...........................................................   37

49. EXHIBITS ............................................................   37

50. ENTIRE AGREEMENT ....................................................   37

51. CORPORATE AUTHORITY .................................................   37

EXHIBITS

Exhibit  A  -  Building/Premises Floor Plans
Exhibit  B  -  Land Description
Exhibit  C  -  Form of Lease Amendment
Exhibit  D  -  Rules and Regulations
Exhibit  E  -  Restrictive Covenants
Exhibit  F  -  Core Shell Work
Exhibit  G  -  Common Area Specifications
Exhibit  H  -  Parking Area
Exhibit  I  -  Option Term Rent








                                     -iii-



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                                   L E A S E

         This Lease is made this May 17, 1993, by and between NORTHAMPTON COUNTY NEW JOBS CORP., a Pennsylvania nonprofit corporation, having an office at 157 South Fourth Street, Easton, Pennsylvania, ("Landlord") and QUANTUM EPITAXIAL DESIGNS, INC., a Pennsylvania corporation, having its principal offices at 115 Research Drive, Bethlehem, Pennsylvania 18015 ("Tenant").

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein the parties hereto agree as follows:

         Section 1. PREMISES. For and in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant as hereinafter set forth, Landlord does hereby lease, demise and let unto Tenant a portion of the first floor in a building to be constructed with an aggregate of 44,315 rentable square feet ("Building"), as shown on the Floor Plans of the Building and the Premises annexed as Exhibit A hereto and containing a total of 9,920 rentable square feet ("Premises"), which Building is to be situated on approximately 4 acres of land more particularly described in Exhibit B annexed hereto within the City of Bethlehem, Northampton County, Pennsylvania ("Land"), together with the right, in common with other occupants of the Building, to use the Common Areas (defined below in Section). As used herein, "rentable square feet" means the usable area measured from the middle of the demising walls outlining the Premises.

         Section 2. TERM. The term of this Lease shall be for five (5) years, commencing on the date ("Commencement Date") which is the latest to occur of
(i) August 1, 1993, and (ii) the date the Premises are Substantially Complete (defined below in Section 30) and expiring on the last day ("Expiration Date") of the fifth Lease Year (defined below), unless renewed or sooner terminated as hereinafter provided. Landlord and Tenant anticipate that the term of this Lease will commence on September 1, 1993 ("Anticipated Commencement Date").

         As used in this Lease, "Lease Year" means each consecutive twelve calendar month period beginning with the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then the first Lease Year shall also include the number of days from the Commencement Date until the last day of the first month of Tenant's occupancy and the term of this Lease shall be five (5) years plus said number of days and shall expire on the last day of the 60th full month of the term.

         When the Commencement Date and Expiration Date have finally been determined, Landlord and Tenant shall execute and deliver a Lease amendment, in the form of the Lease Commencement Date Amendment annexed as Exhibit C hereto, to confirm said dates.

         Section 3. RENT.

         (a) Beginning on the Commencement Date and continuing thereafter during the entire initial term of this Lease, Tenant shall pay to Landlord, as yearly rent, the following sums ("Base Rent"), in equal monthly installments, in advance on the first day of each calendar month, without demand or, notice (except as set forth herein):

           LEASE       ANNUALIZED BASE       MONTHLY BASE      BASE RENT
           MONTH            RENT                 RENT            RATE/SF
           -----            ----                 ----            -------

           1-12         $ 104,656            $ 8,721.33         $ 10.55
           13-24          107,136              8,928.00           10.80
           25-36          109,616              9,134.66           11.05
           37-48          112,294              9,357.86           11.32
           49-60          114,972              9,581.06           11.59


         (b) In the event that the Commencement Date occurs on a day other than the first day of a calendar month, Tenant shall pay to Landlord a pro rata portion of the monthly installment of Base Rent for such partial month, computed at the annual Base Rent rate of $10.55 per rentable square foot.

         (c) Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional sum is not designated as "Additional Rent", then if not paid when due, said sum shall nevertheless be deemed "Additional Rent" and be collectible as such with any installment of Base Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any such sum at the time the same became due and payable hereunder, or limit any other remedy of Landlord.

         (d) All payments of Base Rent and Additional Rent shall be paid when due at 157 South Fourth Street, Easton, Pennsylvania, or at such other place as Landlord may from time to time direct by written notice to Tenant. All checks shall be made payable to the order of Landlord.





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         Section 4. ADDITIONAL RENT.

         (a) Tenant shall pay to Landlord, as Additional Rent, the following:

                  (1) All normal and customary electric, water and gas charges for and with respect to the Premises, without mark-up, as shown on a separate meter or submeter exclusively for the Premises; provided, that Tenant shall only be required to pay for charges for water usage in excess of 250,000 gallons in any Lease Year.

                  (2) The purchase price for HEPA ceiling filters installed in, and for the exclusive use and benefit of, the Premises of a type, design and installation acceptable to Tenant, but in no event to exceed $43,000;

                  (3) The purchase price of the air cooler chiller system necessary to provide chilled water for the process equipment and cooling and "clean room" and other work rooms exclusively to the Premises of a type, design and installation acceptable to Tenant ("Chiller System"), but in no event to exceed $26,000;

                  (4) Tenant's Percentage of the Operational Costs (as defined below).

         (b) Tenant shall pay (i) the Additional Rent set forth in (a)(2) and
(a)(3) above within thirty (30) days after the Commencement Date or receipt by Tenant of paid receipts of invoices showing the proper costs thereof, whichever is later; (ii) the Additional Rent set forth in (a)(1) above monthly directly to the applicable utility or reimbursed to Landlord promptly upon presentation of utility bills therefor; and (iii) the Additional Rent set forth in (a)(4) above quarterly to Landlord promptly upon presentation of paid invoices therefor.

         (c) "Tenant's Percentage" shall be 22.4%, which is the ratio that the rentable square foot area of the Premises (i.e. 9,920 rentable square feet) bears to the total rentable square foot area of office space in the Building (i.e. 44,315 rentable square feet).

         (d) "Operational Costs" shall be normal and customary charges for trash and recyclables removal actually charged against Landlord and with respect to the Building and the Common Areas.


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         (e) All sums due under this Section shall be appropriately apportioned and prorated for any portion of a Lease Year, so that Tenant shall not be obligated to pay any Operation Costs that accrue either prior to the Commencement Date or following the Expiration Date of the term of this Lease. In the event that this Lease shall expire at any time other than at the end of a calendar year, then within thirty (30) days after statements reflecting the actual Operation Costs for the year in which such expiration occurs are submitted by Landlord to Tenant (pro-rated on the basis of the number of calendar year days included within such partial Lease Year divided by 365 days), either Landlord or Tenant shall pay to the other party the adjustment sum due. The provisions of this paragraph shall survive the expiration of this Lease.

         (f) In the event that less than 100% of the rentable space in the Building is leased during any calendar year (or part thereof) during the term of this Lease, Operation Costs for such calendar year shall be increased to the amount that in Landlord's reasonable judgment would have been incurred had 100% of the rentable space in the Building been leased during such calendar year.

         (g) Any disputes between Landlord and Tenant arising under this Section shall be decided by binding arbitration in the manner expressed in
Section 42 hereof.

         Section 5. LATE PAYMENT. In the event that Tenant shall fail to pay Base Rent or any Additional Rent within ten (10) days after its due date, Tenant shall pay an automatic late charge to Landlord of $.05 for each dollar overdue. Such late charge shall be deemed Additional Rent for all purposes under this Lease.

         Notwithstanding the foregoing, Landlord shall give Tenant, twice each Lease Year, a notice of late payment and five (5) days to make payment after notice of such failure before the first and second late charges are imposed for each Lease Year.

         Section 6. USE OF PREMISES; INDEMNIFICATION

         (a) Tenant shall use and occupy the Premises as a commercial office and light industrial facility, together with all appurtenant and incidental uses relating thereto (but only to the extent permitted by applicable zoning and similar ordinances and regulations). Tenant shall not use or occupy the Premises for any other purpose or business, without the prior written consent of Landlord. Tenant shall observe and comply with the Rules and Regulations annexed as Exhibit D hereto, as amended,

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modified and supplemented from time to time by Landlord, provided such change does not conflict with any express provision of this Lease ("Rules and Regulations") and the Restrictive Covenants on the Land attached hereto as Exhibit E ("Covenants"). The Rules and Regulations applicable to Tenant shall not be more restrictive than those applicable to other tenants of the Building and their respective employees, agents, licensees, invitees, subtenants and contractors.

         (b) Notwithstanding the generality of paragraph (a) above, Tenant shall conduct all activity in substantial compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Laws"). Tenant shall also cause its subtenants, licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its subtenants, licensees, invitees, agents, contractors, and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

         In addition to and not in limitation of the foregoing, Tenant, its subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Materials on the Premises except in accordance with all applicable laws and regulations. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (I) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste as defined in the Pennsylvania Solid Waste Management Act, Pa. Stat. Ann. title 35
Section 6018.103 (Purdon Supp. 1987); (5) hazardous material designated under the Pennsylvania Hazardous Materials Transportation Act Pa. Stat. Ann. title 75 Sections 8301 to 8308 (Purdon Supp. 1987); (6) any substance which may be the subject of liability pursuant to the Pennsylvania Clean Streams Law, Pa. Stat. Ann. title 35, Sections 691.1 to 691.1001 (Purdon Supp. 1987); (7) an object or material which is contaminated with any of the foregoing; (8) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

         (c) Tenant, its subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials into the environment, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

         (d) Tenant shall supply Landlord with copies of any written communication between Tenant and any governmental agency or instrumentality concerning or relating to violations or alleged violations of Environmental Laws.

         (e) Tenant agrees to indemnify and hold Landlord harmless from and against all claims, suits, damages, losses and expenses (including reasonable attorneys' fees) arising out of or based upon Tenant's breach of subsection
(b) or (c) above.

         (f) Landlord agrees to indemnify and hold Tenant harmless from and against all claims, suits, damages, losses and expenses (including reasonable attorneys' fees) arising out of or based upon the breach or violation of any Environmental Laws with respect to any condition of or act on in, under or near, or existence of any Hazardous Materials on, in or under, the Land or the Building except to the extent caused by Tenant's acts.

         Section 7. COMMON AREAS. All parking areas, walkways, stairs, driveways, public corridors and fire escapes, and other areas, facilities and improvements now or hereafter existing in or outside the Building or on the Land ("Common Areas") which may be provided by Landlord from time to time for the general use, in common, of Tenant and other tenants, their employees, agents, invitees, and licensees, shall at all times be subject to the control and management of Landlord. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas..

         Section 8. ALTERATIONS AND TRADE FIXTURES, REMOVAL.

         (a) Except as set forth in Section 29 with respect to the initial Tenant Finish Work, during the term of this Lease, Tenant shall not make any alterations or additions to the Premises or the Building that are structural in nature or that affect the Building systems without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All material alterations and additions that are not structural in nature and which do not affect the Building systems may be made by Tenant without the prior written consent of Landlord but upon at least five (5) days prior written notice to Landlord. All such to be done or performed in or about the Building by Tenant shall be performed (i) at Tenant's sole cost and expense, (ii) with respect to material alterations, in accordance with the plans and specifications prepared by and at the expense of Tenant and given to and, if required, approved by Landlord, (iii) with respect to material alterations, by contractors, subcontractors and materialmen approved by Landlord, and (iv) in conformity with all applicable laws, codes and regulations. During the course of performance of said work, Tenant will carry or cause to be carried Comprehensive General Liability insurance, in the minimum limit of $1,000,000 naming Landlord as additional insured and further providing that such insurance cannot be cancelled without at least ten (10) days' prior written notice to Landlord.

         (b) Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Building, and right of Tenant to perform such work, shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or any other tenant or their contractors.

         (c) All alterations, interior decorations, improvements or additions made to the Premises by Tenant, except for movable furniture, equipment and trade fixtures, shall immediately become Landlord's property. Tenant shall remove all movable furniture, equipment and trade fixtures installed by Tenant in the Premises ("Tenant's Property"), and repair any damage caused to the Premises by said removal; provided that Tenant shall have no right to sell or dispose of any decorations, improvements or fixtures installed in the Premises by Landlord as part of the Tenant Finish Work or otherwise except as expressly provided herein or without the express written consent of Landlord. All of Tenant's Property remaining on the Premises after the Expiration Date, or after any sooner termination date due to any default of Tenant, shall be deemed to be abandoned property and shall, at the option of Landlord, become the property of Landlord. Landlord shall give Tenant at least thirty (30) days' prior notice to remove Tenant's Property before it shall be deemed abandoned by Tenant.

         (d) Notwithstanding anything in subsection (c) above, the HEPA ceiling filters installed in the Premises shall be conclusively deemed to be Tenant's Property, and Tenant may remove them (without damage to the Building) upon expiration or termination of this Lease without payment to Landlord or duty to replace them with other ceiling tiles.

         Section 9. MECHANICS' LIENS. Prior to Tenant performing any construction or other work in or about the Premises for which a lien could be filed against the Premises or the Building in an amount in excess of $5,000, Tenant shall have its contractor execute a Waiver of Mechanics' Lien, satisfactory to Landlord, and provide Landlord with a copy thereof. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Premises or the Building purporting to be for labor or materials furnished or to be furnished at the request of Tenant, then at its expense, Tenant shall cause such lien to be removed of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be removed of record within such thirty (30) day period, Landlord may cause such lien to be removed of record by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, in which event Tenant shall reimburse Landlord in the amount paid by Landlord, including expenses, within ten (10) days after Landlord's billing therefor. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or removal of record.

         Section 10. BUILDING SERVICES.

         (a) Landlord shall perform, at Landlord's sole cost and expense, all Landlord's Core Shell Work (defined in Exhibit F annexed hereto) to the extent necessary, if any, to provide the following services, systems and facilities for the Building and Common Areas within the Building ("Building Services"), subject to and in conformity with the Base Building and Building Services Specifications annexed as Exhibit F hereto:

                  (1) Heating, ventilating and air conditioning for the Premises at all times and the Common Areas within the Building during normal business hours.

                  (2) Electricity for office and light industrial use, including office and light industrial equipment, in the Premises;

                  (3) Life safety support systems for the Building;


                  (4) Structural systems for the Building;

                  (5) Hot and cold water for Tenant's use at the Premises and a plumbing system for the Building;

                  (6) Tenant shall have the right to tie the Premises into the Building security system, if any, at Tenant's sole cost and expense;

                  (7) Cleaning and maintenance of Common Areas in or relating to the Building, including bathroom facilities, if any;

                  (8) Subject to the terms and conditions of this Lease, Tenant shall have access to the Building and the Premises at all times (i.e., 24 hours a day, 365 days a year) during the term of this Lease; subject to temporary interruption in accordance with the terms hereof for repair work or in emergencies.

         (b) In addition to the services set forth in paragraph (a) above, Landlord shall provide the following services and facilities for the Common Areas ("Common Area Services"):

                  (1) Landscaping, snow removal and lighting services for the Common Areas in conformity with the Common Area Specifications annexed as Exhibit G hereto;

                  (2) Maintenance and repair of the Common Areas.

         (c) Subject to the provisions of this Lease, at no expense to Tenant, Tenant shall have the continuing right during the term of this Lease to utilize, in common with other tenants within the Building, the parking area identified on the Plan of Parking Area annexed as Exhibit H hereto ("Parking Area").

         Landlord agrees that during the term of this Lease it shall not reduce the number of parking spaces within the Parking Area to fewer than 160 unreserved and full size spaces (i.e., nine (9) feet by twenty (20) feet), without the prior written consent of Tenant.

         (d) Landlord does not warrant that Building Services or Common Area Services shall be free from any temporary slowdown, interruption or stoppage caused by the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such services, or caused by strikes, lockouts, fuel shortages, accidents, acts of God or the elements or any other cause beyond the control of Landlord. Landlord agrees to use its best efforts to resume the service upon any such slowdown, interruption or stoppage as soon as possible.

         Notwithstanding the foregoing, but subject to Section 41 hereof, in the event Tenant is deprived of the normal use or occupancy of all or any material portion of the Premises as a result of the stoppage of any of Building Services or Common Area Services for a period in excess of ten (10) days, then, in that event, Base Rent shall abate (pro rata, in the event of partial loss of occupancy) from and after the eleventh day following the date on which Tenant gives notice to Landlord advising it of the service interruption and continuing until the date the service is restored.

         Section 11. ASSIGNMENT AND SUBLETTING.

         (a) Except as expressly permitted pursuant to this Section, Tenant shall not assign or hypothecate this Lease or any interest therein or sublet the Premises or any part thereof. Notwithstanding the foregoing, Landlord recognizes that Tenant may desire to assign this Lease or sublet all or a portion of the Premises, and Landlord herewith approves any such transfer provided that an event of default does not exist at the time in question and, further provided that (1) Tenant shall have given to Landlord at least thirty
(30) days advance notice of such transfer, which notice shall contain all of the information and documentation referred to in paragraph (b) below, (2) the transferee must be involved in light industrial, manufacturing, research and development, or related activities, (3) Landlord shall have the right to approve Tenant's transferee, which approval shall not be unreasonably withheld or delayed (and shall be deemed given if Landlord fails to disapprove within thirty (30) days after receipt of Tenant's written request and proper notice thereof), (4) Tenant shall continue to remain fully liable for the performance of all the terms, covenants, conditions and obligations to be performed by Tenant under this Lease and (5) Tenant's transferee shall have agreed in writing with Landlord to assume the obligation to perform all of the terms, covenants, conditions and obligations to be performed by Tenant under the

Lease with respect to the portion of the Premises assigned or subleased.

         (b) If, at any time or from time to time during the Lease term, Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give written notice to Landlord thereof, which notice shall contain (i) the name, address and description of the business of the proposed assignee or subtenant, (ii) if other than a Permitted Transferee, its most recent financial statement and other evidence of financial responsibility, (iii) its intended use of the Premises, and (iv) a true copy of the Agreement containing the terms and conditions of the proposed assignment or subletting.

         (c) Anything in paragraphs (a) and (b) to the contrary notwithstanding, (i) upon notice to Landlord but without Landlord's consent or approval, Tenant may assign this Lease or sublet all or any portion of the Premises to an entity controlled by, under common control with or controlling Tenant, or to a person or entity holding a controlling ownership interest in Tenant (any of the foregoing herein referred to as a "Permitted Transferee"); and (ii) an assignment of this Lease which occurs by operation of law as a result of merger or consolidation shall not be in violation of this Lease or require Landlord's consent. Tenant shall give written notice to Landlord within five (5) days following the occurrence of the event of an assignment under clause (ii) above.

         (d) No sublease or assignment shall be valid and no subtenant or assignee shall take possession of the premises subleased or assigned until an executed counterpart of such sublease or assignment of this Lease has been delivered to Landlord.

         (e) No subtenant shall have a further right to sublet and no assignee shall have a further right to assign the Lease, except in accordance with the provisions of this Section.

         (f) Regardless of Landlord's consent, no subletting-or-assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the Base Rent and Additional Rent and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

         (g) In the event that the Premises or any part thereof have been sublet by Tenant and Tenant is in default under this Lease pursuant to the provisions of Section 22 hereof, then Landlord may collect rent from the subtenant and apply the amount collected to the Base Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions of this Section with respect to subletting or the acceptance of such subtenant as Tenant hereunder or a release of Tenant under the Lease, or an election by Landlord of its remedies.

         Section 12. ACCESS TO PREMISES. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times during Business Hours and at anytime in case of an emergency for the purpose of examining or inspecting the Premises, showing the Premises to prospective purchasers, mortgagees and (during the last year of the Lease term only) tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may determine to be necessary. If representatives of Tenant shall not be present to open any entrance into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business when entering the Premises. Except in the case of an emergency, Landlord shall notify Tenant (which notice may be oral) of Landlord's intended entry of the Premises at least 24 hours in advance.

         Section 13. MAINTENANCE AND REPAIRS.

         (a) Subject to the terms hereof, Landlord shall promptly make all repairs and replacements necessary to maintain or promptly restore (i) all Building systems including the plumbing, heating, ventilating, air conditioning and electrical systems (except light fixtures); (ii) roof, interior and exterior walls, windows, floors (except carpeting) and all other structural portions of the Building (whether or not including the Premises), in good repair and operating condition and in order and appearance appropriate for a building of similar type. Landlord shall also be responsible for the maintenance and repair of all Common Areas. In no event shall Landlord be obligated under this paragraph to repair any damage caused by (1) any act, omission, accident or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors and (2) any alterations or additions to the Premises or the Building made by Tenant without the prior written consent of Landlord (which consent shall be deemed given with respect to all of the initial Tenant Finish Work and any subsequent alterations and additions to the Premises or the Building that are structural in nature or affect the Building systems if such alterations and additions are shown on plans and specifications delivered to Landlord by Tenant and approved by Landlord in conformity with the requirements of Section 9 hereof).

         (b) In addition to Landlord's maintenance and repair obligations under paragraph (a) above, Tenant shall, at its sole cost and expense, (i) provide customary routine maintenance for the Premises and the fixtures therein and keep them in neat and orderly condition, wear and tear and damage by fire or other casualty excepted, and (ii) repair and replace the HEPA ceiling filters and keep them in good condition, reasonable wear and tear and damage by fire or other casualty excepted, and (iii) provide customary routine maintenance of the Chiller System to maintain them in good condition, including quarterly maintenance inspections by a reputable maintenance contractor, reasonable wear and tear, damage by casualty and non-routine repairs and replacements by Landlord excepted. In addition, Tenant shall promptly notify Landlord of any material defect or breakdown in the Chiller System of which it has actual knowledge, and provide Landlord copies of the quarterly inspection reports promptly upon receipt. If Tenant refuses or neglects to provide such maintenance, or fails to diligently prosecute the same to completion, after notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant, and such expense shall be collectible on demand as Additional Rent.

         (c) Landlord shall not be liable for any interference with Tenant's business arising from the making of any repairs in the Premises under paragraph (a) above. Landlord shall use its best efforts not to interfere with the operation of Tenant's business when making repairs in the Premises. Upon Tenant's specific request from time to time, unless required by emergency, any repair work that would substantially interfere with the conduct of Tenant's business shall be done after 5:00 p.m. There shall be no abatement of Base Rent or Additional Rent because of such repairs.

         (d) In the event Landlord fails to perform a repair under this Section, Tenant shall notify Landlord of

Landlord's failure to repair, including a description of the nature of the required repair. Landlord shall perform the repair within ten (10) days (or if such repair cannot be performed within ten (10) days, such longer period reasonably necessary to perform the repair) after receipt of Tenant's notice. If Landlord fails to perform the repair within such period, Tenant shall notify Landlord of Tenant's intent to fulfill Landlord's obligation to repair and to deduct from Tenant's succeeding installments of Base Rent the actual expense of such repair. If Landlord then fails to perform the repair and if Landlord fails to reasonably and in good faith dispute such failure to repair by written notice to Tenant, within ten (10) days after receipt of such notice from Tenant, Tenant may perform or cause to be performed Landlord's obligation to repair and may then without further action being required deduct from Tenant's succeeding installments of Base Rent payable to Landlord hereunder the reasonable costs and expenses paid by Tenant in performing or causing to be performed such obligation to repair.

         Section 14. INDEMNIFICATION AND LIABILITY INSURANCE.

         (a) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Landlord shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority applicable to Tenant or its use and occupancy of the Premises (except for requirements applicable to the Building in general and its occupancy, which shall be Landlord's sole responsibility), or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises occasioned wholly or in part by reason of any act or omission of Tenant, or any of its agents, contractors, licensees, invites, employees or subtenants. In no event shall Tenant be obligated under this paragraph to indemnify, defend or hold harmless Landlord from and against damages, claims or demands of any kind arising out of the willful or negligent conduct of Landlord, its agents, contractors and employees, or Landlord's default in its obligations under this Lease. In no event shall Landlord be responsible for inspecting or monitoring the Premises for workplace safety arising out of or with respect to Tenant's equipment and operations.

         (b) During the term of this Lease and any renewal thereof, Tenant shall obtain and promptly pay all premiums for Comprehensive General Liability Insurance with broad form extended coverage, including Contractual Liability, covering claims for bodily injury (including death resulting therefrom) and property loss or damage occurring upon, in or about the Premises, with a minimum combined single limit of at least $1,000,000. All such policies and renewals thereof shall identify Landlord as additional insured. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without at least thirty (30) days' prior written notice to Landlord and Tenant, and (ii) that any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord which might otherwise result in the forfeiture of said insurance. On or before the Commencement Date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall furnish Landlord with renewal certificates of the policies of insurance required under this paragraph. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an B as rated in the most recent edition of Best's Insurance Reports. The aforesaid insurance limits may be reasonably increased by Landlord from time to time during the term of this Lease.

         Section 15. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and subject to the ground leases, underlying leases and mortgages hereinafter mentioned.

         Section 16. NEGATIVE COVENANTS OF TENANT. Tenant agrees that it will not do or suffer to be done, any act, matter or thing objectionable under any generally applicable fire insurance or any other insurance now in force or hereafter placed on the Premises or any part thereof or on the Building by Landlord which shall cause such Policy to become void or suspended. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord, as Additional Rent, any and all increases in premiums on insurance carried by Landlord on the Premises or any part thereof or on the Building caused in any way by the occupancy of Tenant.

         It is understood that Tenant shall not be in default of its obligations expressed in this Section unless Tenant has been furnished with advice regarding the requirements of Landlord's insurer, shall have been notified of any violation of or noncompliance with such requirements in writing, and shall have failed to take or accomplish corrective actions within a reasonable period of time.

         Section 17. FIRE OR OTHER CASUALTY.

         (a) Subject to the provisions of paragraphs (b) and (c) below, if the Premises and/or any portion(s) or component(s) of the Building or the Common Areas outside the Premises that are reasonably necessary to provide Tenant with normal access to and from the Premises or which provide Building Services or Common Area Services to the Premises, such as, for example, Building entrances, lobbies, hallways and electrical, plumbing and HVAC systems and equipment (together or separately, the "Significant Building Components") are damaged by fire or other insured casualty, Tenant shall give prompt notice of such event to Landlord and the damages shall be repaired by and at the expense of Landlord and restored to substantially the condition that existed immediately prior to such damage (provided that no difference in the condition may adversely affect Tenant's operation; and, in the case of the Premises, as required by the standards for the initial Tenant Finish Work as described in
Section 27) and the Base Rent and Additional Rent shall be apportioned from the date of such fire or other casualty until substantial completion of the repairs, according to the part of the Premises which is usable by Tenant. Landlord agrees to repair such damage in an expeditious manner as quickly as possible after receipt from Tenant of written notice of such damage, subject to any delays caused by Acts of God or other events beyond Landlord's control relating to the actual construction (excluding cost) which Landlord has used its best efforts to avoid or overcome. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, but Tenant shall be entitled to abatement of Base Rent and Additional Rent, as aforesaid. Tenant acknowledges notice that (i) Landlord shall not obtain insurance of any kind on Tenant's furniture or furnishings, equipment, fixtures, alterations, improvements and additions, (ii) it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (iii) Landlord shall not be obligated to repair any damage thereto or replace the same, unless such damage is caused by the negligence or misconduct of Landlord, its agents, servants or employees.

         (b) If (i) the Premises are rendered substantially untenantable or any Significant Building Component is rendered substantially unusable or inoperable by reason of such fire or other casualty, or (ii) twenty percent (20%) or more of the Premises is damaged by said fire or other casualty, and, in either case, Landlord's engineer or architect reasonably estimates that it will take more than three (3) months to substantially complete the required repairs and restoration, Landlord or Tenant shall have the right, upon written notice to the other within fifteen days after said occurrence, in the case of Landlord to elect not to repair and restore the Premises or Significant Building Component, and in the case of Tenant (except with respect to a fire or other casualty caused by the negligence or wilful misconduct of Tenant, its agents and employees) to terminate this Lease, and in such event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Base Rent and Additional Rent to be adjusted and apportioned as of said date.

         (c) If, in the reasonable opinion of Landlord, the Building shall be substantially damaged by fire or other casualty and Landlord's lender refuses to permit available insurance proceeds to be used by Landlord to restore the Building and the Premises to the condition that existed immediately prior to the occurrence of the fire or other casualty, Landlord shall have the right, upon written notice to Tenant within fifteen days after said occurrence, to terminate this Lease, and in such event, this Lease and the tenancy hereby created shall cease and the Base Rent and Additional Rent shall be adjusted and apportioned as of the date of said termination unless terminated as of the date of said occurrence in accordance with paragraph (b) above.

         Section 18. SUBORDINATION.

         (a) Subject to the provisions of paragraph 19(b) below, this Lease shall be subject and subordinate at all times to the lien of any mortgages now placed on the Land or the Building without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination.

         (b) Landlord covenants and agrees to use Landlord's best efforts to obtain and furnish to Tenant, simultaneously with Tenant's execution of this Lease, an agreement reasonably acceptable to Tenant ("Non-Disturbance Agreement") executed and acknowledged from the holder(s) of any mortgage now encumbering the Building or the Premises ("Existing

Holder") whereby each Existing Holder agrees to not disturb Tenant in its rights, use and possession of the Premises and Building under this Lease or to terminate this Lease, except to the extent permitted to Landlord by the terms of this Lease, notwithstanding the foreclosure or the enforcement of the mortgage or termination or other enforcement of an underlying lease or installment purchase agreement. Tenant covenants and agrees to execute and deliver the Non-Disturbance Agreement(s).

         (c) Tenant further agrees that this Lease shall be subject and subordinate to the lien of any mortgages hereafter placed upon the Land or the Building, provided that the holder thereof shall have entered into a Non-Disturbance Agreement with Tenant as described in paragraph (b) above, which Non-Disturbance Agreement shall be in form reasonably acceptable to the mortgagee and also may provide for the subordination of this Lease and Tenant's agreement to attorn as part of its terms.

         Section 19. CONDEMNATION.

         (a) If any of the Premises or a portion of the Building or the Common Areas that contains a Significant Building Component (and, as a result, Tenant's use and enjoyment of the Premises is substantially impaired) shall be condemned or taken permanently for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event, at the option of either Landlord or Tenant exercised by notice to the other within thirty (30) days after the date when possession is taken, the term of this Lease shall cease and terminate as of the date when possession is taken pursuant to such proceeding or purchase. The Base Rent and Additional Rent shall be adjusted and apportioned as of the time of such termination and any Base Rent and Additional Rent paid for a period thereafter shall be refunded. In the event a material portion only of the Building shall be so taken (even though the Premises may not have been affected by the taking of some other portion of the Building), Landlord may, within such 30-day period, elect to terminate this Lease as of the date when possession is taken pursuant to such proceeding or purchase of Landlord may elect to repair and restore the portion not taken at its own expense, and thereafter the Base Rent and Additional Rent shall be reduced proportionately to reflect the portion of the Premises or Building not taken.

         (b) In the event of any total or partial taking of the Building, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and Tenant hereby waives all rights against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made to Tenant, if any, specifically for damages for loss of movable trade fixtures, equipment and moving expenses.

         Section 20. ESTOPPEL CERTIFICATE. At any time and from time to time and within ten (10) days after written request by Landlord or Tenant, Landlord or Tenant, as the case may be, shall execute, acknowledge and deliver to the other a statement in writing duly executed by Landlord or Tenant, as the case may be, certifying that (i) this Lease is in full force and effect, without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the dates of the modifications and amendments); (ii) the dates to which annual Base Rent and Additional Rent have been paid; (iii) to the knowledge of the certifying party, no default exists under this Lease or specifying each such default; and (iv) such other matters as Landlord or Tenant may reasonably request; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or by a prospective assignee of Tenant, or by a prospective subtenant of the Premises, or by others, in any matter affecting the Premises.

         Section 21. DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default") and a material breach of this Lease by Tenant:

         (a) The failure of Tenant to take possession of the Premises within ninety (90) days after the Commencement Date of this Lease;

         (b) A failure by Tenant to pay, when due, any installment of Base Rent required to be paid by Tenant under this Lease, and such failure continues for more than ten (10) days after Tenant has received notice of the delinquent payment from Landlord; provided that such grace period and notice shall not be applicable more than two times in any Lease Year.

         (c) A failure by Tenant to pay, when due, any installment of Additional Rent or any other sum required to be paid by Tenant under this Lease, and such failure continues for more than ten (10) days after Tenant has received notice of the delinquent payment from Landlord;

         (d) A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, and such failure continues for thirty (30) days after Tenant receives written notice thereof from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period but is subject to cure within an additional sixty (60) days, Tenant shall not be deemed to be in default if Tenant shall commence and diligently pursue the cure of the default within such thirty (30) day period and cures such failure within sixty (60) days following such notice; and

         (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment of a receiver or trustee of Tenant's property pursuant to any local, state or federal bankruptcy or insolvency law; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing thereof.

         Section 22. REMEDIES. Upon the occurrence of any Event of Default then, in addition to all rights and remedies provided by law or equity, or provided for elsewhere in this Lease, Landlord shall have all of the rights and remedies specified in the following paragraphs, without any further notice or demand whatsoever:

         (a) Landlord may perform for the account of Tenant the cure of any such default of Tenant and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith, plus the prime rate announced by Citibank, N.A. from time to time ("Prime Rate"), plus three percent (3%) per annum interest from the date of any such expenditures;

         (b) Landlord may immediately proceed to collect or bring action for the rent as well as for liquidated damages provided for hereinafter, as being rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof;

         (c) To the extent permitted by law, Landlord may re-enter and repossess the Premises breaking open locked doors, if necessary, and may use as much force as necessary to effect such entrance. To the extent permitted by law, Landlord may remove all of Tenant's goods and property from the Building and store same, at Tenant's sole cost and expense;

         (d) At any time after the occurrence of any event of default, Landlord may re-enter and repossess the Premises or any part thereof and attempt to relet all or any part of the Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease. Landlord shall consider any tenant offered by Tenant in connection with such reletting. For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions in or to the Building and the Premises to the extent reasonably deemed by Landlord necessary; and the cost of such repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the Base Rent and Additional Rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Base Rent and Additional Rent would have been payable under this Lease, the amount due hereunder less the net amount obtained by Landlord from such new tenant;

         (e) At its option, Landlord may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than fifteen (15) days after the date of such notice, without any right on the part of Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the entire right; title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the expiration date of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender the Premises to Landlord and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property therein, without being liable to indictment, prosecution or damages there for;

         (f) At Landlord's option, Tenant shall pay to Landlord on demand all Base Rent, Additional Rent and other charges payable hereunder due and unpaid to the date of demand (allowing Tenant a credit for any sums collected by Landlord from any new tenant to the extent provided in paragraph (d) above), together with liquidated damages in an amount equal to twenty five percent (25%) of the Base Rent, Additional Rent and other charges required to be paid under this Lease from the date of said demand to the Expiration Date of the term of this Lease, as if the same had not or will not be terminated, together with interest thereon from the date of demand to the date paid at a rate equal to the Prime Rate plus three percent (3%) per annum. The amount of liquidated damages attributable to Operations Costs shall equal the amount of Operations Costs Additional Rent paid by Tenant for the entire Lease Year immediately prior to such default multiplied by the number of Lease Years (or portions thereof) remaining through the Expiration Date. In the event any judgment has been entered against Tenant for any amount in excess of the total amount required to be paid by Tenant to Landlord hereunder, then the damages assessed under said judgment shall be reassessed and a credit granted to the extent of such excess. Landlord and Tenant acknowledge that the damages to which Landlord is entitled in the event of a default under this Lease and, if applicable, termination by Landlord, are not easily computed and are subject to many variable factors. Therefore, Landlord and Tenant have agreed to the liquidated damages as herein provided in order to avoid extended litigation in the event of default by Tenant, and if applicable, termination of this Lease.

         In the event Landlord exercises the remedy under this paragraph and Tenant pays Landlord the entire amount of the liquidated damages, Landlord shall be deemed to have made an election of remedies and except for regaining possession of the Premises and termination of this Lease, Landlord shall not be entitled to exercise any further remedy under this Section; it being expressly agreed by the parties that the payment of the liquidated damages shall not entitle Tenant to continue this Lease and possession of the Premises, which Landlord may terminate at any time under an event of default hereunder.

         (g) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

         Section 23. REQUIREMENT OF STRICT PERFORMANCE. The failure or delay on the part of Landlord to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, or in any way to affect the validity of this Lease or any part thereof, or the right of Landlord to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Base Rent or Additional Rent at a time when the Base Rent or Additional
Rent is in default under this Lease shall not be construed as waiver of such default. The receipt by Landlord of a lesser amount than the Base Rent or Additional Rent due shall not be construed to be other than a payment on account of the Base Rent or Additional Rent then due, and any statement on Tenant's check or any letter accompanying Tenant's check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Base Rent or Additional Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         Section 24. SURRENDER OF PREMISES; HOLDING OVER.

         (a) The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises to Landlord at 11:59 P.M. local time on the last day of the term hereof, and Tenant hereby waives the right to any notice of termination or notice to quit. Upon the expiration or sooner termination of this Lease, Tenant covenants to deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to maintain and keep the same during the term of this Lease in accordance with the provisions of this Lease, normal wear and tear excepted.

         (b) Upon the failure of Tenant to surrender possession of the Premises to Landlord upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as liquidated damages, an amount equal to 150% of the then current Base Rent and Additional Rent required to be paid by Tenant under this Lease, applied to the first thirty (30) days Tenant shall remain in possession after the expiration or sooner termination of this Lease, and 200% of the then current Base Rent and Additional Rent required to be paid by Tenant under this Lease, applied to the holdover period from and after the 31st day Tenant shall remain in possession after the expiration or sooner termination of this Lease. Acceptance by Landlord of Base Rent or Additional Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or otherwise provided by law.

         Section 25. COMPLIANCE WITH LAWS AND ORDINANCES. At its sole cost and expense, Tenant shall promptly fulfill and comply with all laws, ordinances, regulations and requirements of the Federal state and local governments and any and all departments thereof having jurisdiction over the Building applicable to Tenant's use and occupancy of the Premises (but not those applicable to the Building generally or its occupancy, which, subject to the terms hereof, shall be Landlord's sole responsibility), and the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting Tenant's occupancy of the Premises or the business conducted therein.

         Section 26. TENANT DESIGN PROCESS.

         (a) Landlord shall retain, at Landlord's cost and expense, the services of a qualified and experienced tenant finish architect ("Tenant Finish Architect") and other consultants as shall be reasonably necessary for the purposes of planning, designing and administering the design and construction of the Premises for Tenant's occupancy acceptable to Tenant in scope and detail ("Tenant Finish Work"). The Tenant Finish Architect shall be responsible for the development, completion and submission of certain design and construction documentation for Tenant's and Landlord's review and approval as set forth herein. Tenant hereby approves Spillman Farmer Architects as the Tenant Finish Architect.

         (b) The Tenant Finish Architect shall meet with Tenant to determine Tenant's space requirement program. Tenant's space requirement program shall include a determination of Tenant's general space requirements, Tenant's specific functional and organizational space requirements, special lighting, electrical and security requirements, preferred locations and configurations of offices, work rooms, manufacturing requirements, conference rooms, reception areas, file rooms and other rooms, and a determination of any other specialized Tenant requirements. The Tenant Finish Architect shall confirm Tenant's space requirement program in writing to Tenant, based upon the information gathered and determinations of Tenant's general space requirements.

         (c) On or before July 1, 1993, the Tenant Finish Architect, on behalf of Landlord, shall complete and deliver three (3) sets two (2) sets of sepia reproducibles and one (1) set of black-lined prints) of the completed construction drawings and specifications acceptable to Tenant ("Tenant Construction Documents") to Tenant, Landlord and the Tenant Finish Contractor. Such Tenant Construction Documents shall consist of, at minimum, floor plans, reflected ceiling plans, and power plans, designed floor loads, floor openings and all other details and schedules designating the locations and specifications of all mechanical, electrical, and plumbing equipment, all partitions, doors, lighting fixtures, electrical receptacles and switches (number but not location), specialty air-conditioning, as well as all other specialty systems or equipment to be installed in the Premises. Tenant's Construction Documents shall also include mechanical, electrical, fire protection, plumbing and structural engineering plans as may be required to implement the Tenant Finish Work. The Tenant Construction Documents shall be signed by the Tenant Finish Architect and be in compliance with and contain all information necessary to obtain the permits and licenses required to perform the Tenant Finish Work. Prior to June 15, 1993, the Tenant Finish Architect shall provide Tenant, Landlord and the Tenant Finish Contractor with preliminary drafts of the Tenant Construction Documents as the same became available from time to time.

         Section 27. TENANT FINISH WORK.

         (a) At Landlord's sole cost and expense, Landlord shall provide all labor, materials, and expertise necessary for the construction of the Tenant Finish Work in conformity with the Tenant Construction Documents provided pursuant to Section 26 above.

         (b) Landlord shall cause all Tenant Finish Work to be done in a good and workmanlike manner. Subject to force majeure, Landlord shall cause the Tenant Finish Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion of the Premises on or before the Anticipated Commencement Date. Landlord shall secure and pay for the building permit and all other permits and fees, licenses, and inspections necessary for the proper execution and completion of the Tenant Finish Work. Landlord shall comply with and give all notices required by laws, ordinances, rules, regulations, and lawful orders of public authorities bearing on performance of the Tenant Finish Work. Landlord shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Tenant Finish Work.

         (c) Landlord is responsible for removal of all debris within and adjacent to the Premises. Landlord shall leave the Premises, upon completion of all construction trades, in a broom-swept and fully serviceable fashion. Landlord is responsible for coordination of all trades and their performance, to assure compliance with the standards and clean-up as specified above.

         (d) Tenant shall designate, prior to commencement of construction, a representative authorized to act on Tenant's behalf with respect to the Tenant Finish Work. Tenant shall examine documents submitted by Landlord and shall render decisions pertaining thereto promptly to avoid unreasonable delay in the progress of the Tenant Finish Work. Additionally, Tenant shall furnish information required of it as promptly and expeditiously as necessary for the orderly progress of the endeavor to render such decisions and furnish such information within five (5) working days (or such shorter period as may be appropriate for the stage of construction) after Landlord's written request for the same is received by the Tenant representative.

         (e) To the extent permitted by law, Landlord shall indemnify and hold harmless Tenant from and against claims, damages, lawsuits, and expenses, including, but not limited to, reasonable attorney's fees, relating to bodily injuries to persons or damage to property arising out of or resulting from Landlord's performance of the Tenant Finish Work, but only to the extent caused wholly or primarily by negligent acts or omissions of Landlord and its employees and independent contractors.

         (f) Landlord promptly shall cause to be corrected Tenant Finish Work reasonably rejected by Tenant for failing to conform to the requirements of the Tenant Construction Documents, whether or not fabricated, installed, or completed. Landlord shall bear costs of correcting all properly rejected Tenant Finish Work. If, within one (1) year after the date of Substantial Completion of the Tenant Finish Work, any of Tenant's Finish Work is reasonably found by Tenant to be not in accordance with the requirements of the Tenant Construction Documents, Landlord shall cause it to be corrected promptly after receipt of written notice from Tenant to do so. Landlord's obligation under this paragraph shall survive Tenant's occupancy of the Premises upon Substantial Completion. Tenant shall give Landlord notice promptly after discovery of the condition.

         (g) Changes in the Tenant Finish Work may be accomplished only by (i) a Change Order or (ii) an order for Minor Change. A Change Order shall be based upon agreement between Landlord and Tenant; an Order for Minor Change may be issued by Landlord alone, subject to the right of Tenant to dispute the Order. Changes in the Tenant Finish Work shall be performed in conformity with the provisions of this Section and the provisions of the Change Order or the Order for Minor Change.

         Tenant shall have the right to request changes in the Tenant Finish Work by making a written request to Landlord describing the requested change, provided that Landlord shall not be obliged to execute the requested change unless a Change Order is issued with respect thereto.

         A Change Order is a written instrument prepared by the Tenant Finish Contractor and signed by Landlord and Tenant stating their agreement upon all of the following: (a) a Change in the Tenant Finish work; (b) the extent of the adjustment in the cost of the Tenant Finish Work, and which party shall pay; and (c) the extent of the adjustment in the date of Substantial Completion of the Tenant Finish Work, if any.

         Landlord shall have the authority to order minor Changes in the Tenant Finish Work not involving any change in the Cost of the Tenant Finish Work or extension of the date of Substantial Completion of the Tenant Finish Work and not inconsistent with the Tenant Construction Documents. Such minor Changes in the Tenant Finish Work shall be effected by written order for Minor Change issued by Landlord, which shall be binding on Tenant unless, within five (5) working days after the same is received by Tenant, Tenant notifies Landlord that it disputes the order for Minor Change. In such event, the Order for Minor Change shall be treated as a request for a Change Order and shall become effective and binding on Landlord and Tenant only after mutual agreement of the parties as provided in this Section.

         Section 28. TENANT'S SEPARATE CONTRACTORS. At Tenant's sole cost and expense, Tenant may perform work with separate contractors, prior to the Commencement Date, subject to the following requirements:

         (a) The work shall be limited to computer, network installation, telephone installations, process gas line installation, DI water system installation, and furniture and equipment installations.

         (b) Tenant shall obtain Landlord's prior written approval of the contractor and of the specified work to be performed, which approval will not be unreasonably withheld or delayed, and shall furnish Landlord with adequate design documentation of such work.

         (c) As soon as practicable, Tenant shall furnish to Landlord, in writing, the names of the persons or entities proposed to perform Tenant's separate work. Tenant shall not contract with any person or entity with whom Landlord has reasonable objections.

         (d) The entry by Tenant and Tenant's contractors, workmen and mechanics into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, except the covenant to pay Base Rent and Additional Rent.

         (e) Tenant further agrees that, to the extent permitted by law, Landlord shall not be liable to Tenant in any way for any injury or death to any person or persons, loss or damage to any of the leasehold improvements or installations made in the Premises or loss or damage to property placed therein or thereabout, the same being at Tenant's sole risk, except for any injury or damage caused in whole or in part by the negligence of Landlord, its employees, agents or independent contractors. In addition to any other conditions or limitations on such license to enter the Premises prior to the Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the Premises prior to the Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of Comprehensive General Liability insurance coverage and financial responsibility.

         (f) Landlord shall endeavor to afford Tenant's separate contractors reasonable access to work areas at reasonable times consistent with the restrictions herein, provided, however, that the reasonable decision of Landlord as to such access shall be final.

         Section 29. FURNITURE AND EQUIPMENT SYSTEMS.

         (a) Tenant shall have the right to perform installation of Tenant's furniture and equipment systems, in the

Premises for a period of ten (10) days following the date on which Landlord delivers the Premises to Tenant in Ready for Fixture Installation condition (defined below). All such work shall be performed by Tenant in conformity with the provisions of Section 31 hereof.

         (b) As used herein, the Premises shall be considered in "Ready For Fixture Installation" condition as of the date when construction of the Tenant Finish Work has been completed in all aspects necessary to permit Tenant to install Tenant's furniture and other systems without material interference by the Tenant Finish Contractor performing the Tenant Finish Work. The Premises shall not be considered in Ready for Fixture Installation condition unless:

                  (i) Installation of lighting fixtures and HEPA ceiling filters has been substantially completed;

                  (ii) Installation of electrical outlets in other electrical power sources has been substantially completed; and

                  (iii) Carpeting and other specified floor coverings have been installed.

         Section 30. SUBSTANTIAL COMPLETION.

         (a) As used herein, the Premises shall be considered "Substantially Complete" as of the date when construction of the Tenant Finish Work has been substantially completed in conformity with the Tenant Construction Documents in all aspects necessary to permit Tenant to occupy and utilize the Premises for the uses permitted by this Lease, subject to minor punch list items. The Premises shall not be considered Substantially Complete until a Use and Occupancy Certificate is issued by the City of Bethlehem authorizing lawful occupancy of the Premises and a copy of such Certificate is furnished to Tenant.

         (b) Immediately prior to occupancy of the Premises by Tenant, Tenant and Landlord jointly shall inspect the Building and the Premises in order to determine and record their condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in conformity with the Building Plans and Specifications and Tenant's Construction Documents ("Punch List Items"). Thereafter, Landlord, shall proceed promptly to complete and correct all Punch List Items. Failure to include an item on the List does not alter the responsibility of Landlord to complete construction of the Building and the Premises in accordance with the Building Plans and Specifications and Tenant's Construction Documents. Occupancy and use of the Building and the Premises by Tenant shall not constitute acceptance of non-conforming construction work.

         Section 31. TENANT DELAYS DEFINED. A "Tenant Delay" is any delay in the completion of Tenant's Construction Documents or in preparation of the Premises for occupancy, caused by an act or omission of Tenant, including, without limitation, the following:

         (a) Tenant's failure to submit in a timely manner as provided herein approved Tenant's Construction Documents.

         (b) Delay caused by revisions to approved Tenant's Construction Documents requested by Tenant after submission to Landlord.

         (c) Delay in the commencement of Tenant Finish Work resulting from Tenant's failure to authorize the award of the Construction Contracts in a timely manner as provided herein.

         (d) Delay caused by the performance or nonperformance of any work or activity by Tenant or any of its employees, agents or separate contractors or consultants provided Landlord gives Tenant written notice of such delay as promptly as possible, but in any event within thirty (30) days following any such delay.

         (e) Delay caused by Tenant requested changes in the Tenant Finish Work as established by written Change Order signed by Landlord and Tenant.

         Section 32. DELAY IN POSSESSION. In the event that Substantial Completion of the Tenant Finish Work is delayed by any Tenant Delay, then for purposes of determining the Commencement Date as provided in Section 3 hereof the date of Substantial Completion of the Tenant Finish Work shall be adjusted by subtracting one (1) day from the actual date of Substantial Completion of the Tenant Finish Work for each day of Tenant Delay.

         Section 33. TENANT'S RIGHT TO TERMINATE LEASE. Tenant may elect to terminate this Lease upon written notice to Landlord in the event that Landlord fails to (1) cause the foundation for the Building to be constructed and installed on or before July 26, 1993, (2) cause the Building frame and roof to be constructed and installed on or before August 23, 1993, or (3) achieve Substantial Completion of the Tenant Finish Work on or before October 1, 1993, all in accordance with the Building Plans attached hereto and in compliance with applicable building code requirements. Such date shall be extended by one day for each day of Tenant Delay and Force Majeure Cause (defined below); provided that such date shall not be extended, in the aggregate, by more than 120 days on account of Force Majeure Cause. As used herein, "Force Majeure Cause" shall mean any cause beyond Landlord's control, including but not limited to, acts of God, strikes or labor troubles, inclement weather, fuel or energy shortages, utility failures, or governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency. If Tenant shall fail to exercise its right to terminate this Lease within ten (10) days following any date on which such right may first be exercised, Tenant shall be deemed to have waived its right of termination with respect to such date as granted by this Section.

         Section 34. OPTIONS TO RENEW. Landlord hereby grants Tenant two (2) options to renew the term of the Lease, upon the following terms and conditions:

         (a) Each renewal term shall be for five (5) years, commencing on the day following the expiration date of the initial term and the first renewal term, as the case may be;

         (b) Tenant must exercise each option, if at all, upon at least ninety
(90) days' written notice to Landlord, prior to the expiration date of the initial term and the first renewal term, as the case may be;

         (c) At the time Tenant delivers its notice of election to renew to Landlord, this Lease shall be in full force and effect and Tenant shall not then be in default under any of the material terms and conditions of the Lease beyond any applicable cure period;

         (d) Each renewal term shall be upon the same terms, covenants and conditions contained in the Lease, except that the annual Base Rent for the first renewal term shall be the rent set forth in Exhibit I attached hereto, and except that the annual Base Rent for the second renewal term shall be the rent set forth in Exhibit I attached hereto;

         (e) Tenant shall continue to pay Tenant's Percentage of operation
Costal

         (f) In the event that Tenant assigns this Lease to other than a Permitted Transferee at any time prior to the expiration of the initial term of this Lease, there shall be no further right or privilege to renew the term of this Lease for the second renewal term; and

         (g) There shall be no further privilege of renewal beyond the second renewal term.

         If Tenant exercises one or both of the two options to renew, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the commencement and expiration dates of the renewal term, the Base Rent payable by Tenant during the renewal term, and any other relevant terms and conditions agreed upon by Landlord and Tenant applicable during the renewal term.

         Section 35. PROJECT NAME AND SIGNAGE. During the term of this Lease, so long as Tenant and its Permitted Transferees occupy at least seventy-five percent (75%) of the Premises, Tenant shall have the right to display its name and corporate logo on a "monument sign" located near the entrance to Land (to the extent permitted by applicable zoning ordinances and regulations).

         Section 36. FIRST OFFER SPACE.

         (a) So long as at least three (3) years remain in the term of the Lease (including renewal terms), Landlord agrees, within fifteen (15) days after receipt of Tenant's written request therefor, but not more than once every six months, to notify Tenant ("Offer") of all rentable space within the space designated as option space the Building as shown on Exhibit A attached hereto ("Option Space") that is either (A) not currently subject to any lease or option agreement with any other party or (B) subject to a lease which is expiring within the next succeeding six (6) months and all or substantially all of which space is not subject to any other option or lease rights of a third party or for which Landlord shall not have executed a new lease or a letter of intent therefor (collectively "Offered Space"). The Offer shall relate to all of the available Option Space described above; provided, that Tenant may not lease less than all of the "A Expansion Space" subject to the Offer.

         (b) Tenant shall have the right, exercisable within thirty (30) days after Landlord gives notice of the Offer to Tenant, to accept the Offer by giving Landlord written notice of such acceptance as provided herein, which notice shall specify the particular Offered Space accepted by Tenant. If Tenant shall reject the Offer, or shall fail to properly accept it as aforesaid, Landlord shall have the right to lease the space identified in the Offer, or portions thereof, to other tenants free and clear of Tenant's rights under this Section; provided that no lease of any such space (i) shall be for a term of more than three (3) years (including renewal terms); (ii) shall be executed more than two (2) months prior to its commencement date; or (iii) during the next three (3) years shall contain a base rent and tenant allowance substantially more favorable to the tenant than those set forth in the Offer, unless Landlord re-offers such space on such modified terms to Tenant pursuant to and acceptable by Tenant the terms set forth in this Section.

         (c) If the Offer is properly accepted by Tenant within three (3) years of the end of the initial term or the initial renewal term, then the then current term shall be automatically extended for a period to end on the last day of the first calendar month following the third anniversary of the date of the Offer; and the next succeeding renewal period shall be reduced by the period such term was so extended.

         (d) Promptly following Tenant's acceptance of each Offer, and in any event within fifteen (15) days following such request, Landlord and Tenant shall execute an Amendment to this Lease evidencing Tenant's acceptance of the Offer and incorporation of the additional space into the Premises. Any failure by Tenant to comply with such request shall terminate Tenant's acceptance of the Offer, which shall be void and of no further force and effect. The Offered Space to which the Tenant's acceptance relates shall be included as part of the Premises and all of the terms, covenants, conditions and provisions of this Lease shall apply to the such space, provided that the annual Base Rent and Tenant's Percentage each shall be recomputed based solely on the increased square footage leased to Tenant. The Offered Space accepted by Tenant shall be delivered to Tenant in broom-clean condition, free and clear of all other tenancies, lettings, and rights of possession.

         (e) Following Tenant's acceptance of each Offer, Tenant shall have the right, in conformity with the requirements of Section 8 hereof, to enter the Offered Space in question in order to improve and fit-up such space for its use and occupancy. Tenant's obligation to pay Base Rent and Additional Rent payable hereunder respecting such Offered Space shall commence on the date on which the Offered Space is in a condition equivalent to Substantially Complete (as applicable to the offered Space).

         (f) When Tenant exercises an Option, Tenant shall receive from Landlord an "Option Space Construction Allowance" (i) if the Option Space had not previously been improved and rented as finished space to a tenant on an arm's length basis, the actual cost of improvements not to exceed twenty five dollars ($25) (increased as described below) multiplied by the rentable square footage of the Option Space; or (ii) if the Option Space had been previously improved and rented as finished space to a tenant on an arm's length basis, an amount equal to the greater of (A) $10.00 per square foot or (B) twenty five dollars ($25) less the per square foot cost of the initial tenant fit-out of the Option Space in each case to be paid for costs actually incurred pursuant to plans approved by Landlord (not to be unreasonably withheld). The Option Space Construction Allowance shall be increased by the Consumer Price Index (Philadelphia Area-All Urban Consumer 1982 - 84- 100) during the period from the Commencement Date through the applicable Option Space Commencement Date.

         (g) Nothing contained in this Section shall in any way modify or release Landlord's obligation to make the Option Space available to Tenant on the dates and in the manner expressed in Section 36 hereof.

         Section 37. TENANT'S RIGHT TO PURCHASE THE BUILDING.

         (a) Landlord agrees that if at any time during the term of this Lease Landlord shall desire to transfer or convey the Building or the Land on which the Building is situated, then Landlord shall first offer in writing to transfer or convey the Building (hereinafter "Offered Property") to Tenant (it being understood that Landlord shall have the sole and exclusive right to determine the offering price and terms for the Offered Property). Tenant shall have a period of thirty (30) days following the date on which Landlord gives such offer to accept it in writing. If Tenant shall reject such offer, or shall fail to accept unconditionally such offer in writing delivered to Landlord within such thirty (30) day period, Landlord shall be free to transfer or convey the Offered Property free and clear of the provisions of this Section at a price not less than that offered to Tenant and upon terms substantially no more favorable than those offered to Tenant, provided that within two (2) years following the date on which such offer was given to Tenant, such transfer or conveyance shall be consummated; otherwise the Offered Property or the relevant portion thereof containing the Building, as the case may be, shall again be subject to the provisions of this Section.

         (b) Notwithstanding any provision in paragraph (a) above to the contrary, this Section shall not apply, and Tenant shall have no right to purchase the Building, (i) in connection with or in the event of any change in the ownership interests in the Landlord or other recapitalization of the Landlord, mortgage foreclosure or deed-in-lieu of foreclosure (ii) if such sale and purchase will violate a deed restriction or prohibition created upon or prior to the date of this Agreement.

         Section 38. ARBITRATION. Any controversy or claim arising out of or related to this Lease (excluding controversies or claims arising out of an event of default under Section 22 of this Lease) may be settled by arbitration in Northampton County, Pennsylvania, in accordance with the Rules of the American Arbitration Association, and, in such event, the arbitrator's award shall be binding on the parties and judgment upon such award may be entered in any court having jurisdiction thereof. If Landlord and Tenant are unable to agree on the resolution of a controversy or claim, either party may five (5) days thereafter, by written notice to the other and to the American Arbitration Association, submit the dispute to arbitration for conclusive and final determination. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Landlord and the Tenant, including Tenant's assigns and subtenants.

         Section 39. NOTICES. All notices or demands under this Lease shall be in writing and shall be given or served by either Landlord or Tenant to or upon the other, either personally or by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by Federal Express or any other national overnight delivery service, and addressed as follows:

                 TO LANDLORD:    Northampton County New Jobs Corp.
                                 157 South Fourth Street
                                 Easton, Pennsylvania

                 TO TENANT:      Prior to Commencement Date:
                                 Quantum Epitaxial Designs, Inc.
                                 115 Research Drive
                                 Bethlehem, Pennsylvania 18015

                                 After Commencement Date:
                                 Quantum Epitaxial Designs, Inc.
                                 25 East Second Street
                                 Bethlehem, Pennsylvania 18015

         All notices and demands shall be deemed-given or served upon the date of receipt thereof if by personal delivery, two (2) business days following mailing if by certified mail, and one (1) business day following sending if by any national overnight delivery. Either Landlord or Tenant may change its address to which notices and demands shall be delivered or mailed by giving written notice of such change to the other as herein provided.

         Section 40. BROKERAGE. Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Landlord for this Lease and with no other broker, firm, company or person.

         For good and valuable consideration, Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord by reason of the falsity or error of Tenant's warranty.

         Section 41. FORCE MAJEURE. Landlord and Tenant shall each be excused for the period of any delay in the performance of any of its obligations under this Lease, except for Tenant's obligations to pay Base Rent and additional rent, when prevented from so doing by cause or causes beyond their control, which shall include, without limitation, all labor disputes, civil commotion, or acts of God.

         Section 42. SUCCESSORS. The respective rights and obligations of Landlord and Tenant under this Lease shall bind and shall inure to the benefit of Landlord and Tenant and their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successor of Tenant unless Landlord's written consent to the transfer, if any, to such successor has first been obtained if and to the extent required under the provisions of Section 11 above.

         Section 43. LANDLORD WAIVER. Landlord agrees to provide to Tenant from time to time, upon ten (10) days written request by Tenant, a Landlord's Waiver with respect to Tenant's Property in form and substance reasonably required by Tenant's lender; provided that Landlord shall not be required to execute a Landlord's Waiver if it changes the terms of this Lease.

         Section 44. GOVERNING LAW. This Lease shall be construed, governed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

         Section 45. SEVERABILITY. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions of this Lease shall in no way be affected or impaired and such remaining provisions shall continue in full force and effect.

         Section 46. CAPTIONS. Any headings preceding the text of the several Sections of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease or affect its meaning, construction or effect.

         Section 47. GENDER. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

         Section 48. EXECUTION. This Lease shall become effective when it has been signed by a duly authorized officer or representative of Landlord and Tenant and delivered to the other party.

         Section 49. EXHIBITS. Attached to this Lease and made part hereof are Exhibits A through H.

         Section 50. ENTIRE AGREEMENT. This Lease, including the Exhibits contains all the agreements, conditions, understandings, representations and warranties made between Landlord and Tenant with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both Landlord and Tenant or their respective successors in interest.

         Section 51. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the duly adopted resolution of the Board of Directors of Tenant or in accordance with the ByLaws of Tenant, and that this Lease is binding upon said corporation in accordance with its terms.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed the day and year first above written.

                                  (LANDLORD)

ATTEST:                           NORTHAMPTON COUNTY NEW JOBS CORP.


By: /s/                            By: /s/
   --------------------------         ----------------------------
   Assistant Secretary                President



(Corporate Seal)

                                   (TENANT)

ATTEST:                          QUANTUM EPITAXIAL DESIGNS, INC.


Witness:                           By:
        ---------------------         ----------------------------
                                      President

(corporate Seal)

                           AMENDMENT TO OFFICE LEASE

         This Amendment to Office Lease (this "Amendment") is made as of the 21st day of June, 1995 by and between NORTHAMPTON COUNTY NEW JOBS CORP. ("Landlord") and QUANTUM EPITAXIAL DESIGNS, INC. ("Tenant")

                              W I T N E S S E T H

         WHEREAS, Landlord and Tenant entered into a certain Office Lease dated May 17, 1993 (the "Lease") whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord certain property situate at 25 East Second Street, Bethlehem, Pennsylvania (now known as "Technology Drive"); and

         WHEREAS, Section 36 of the Lease provides that Tenant shall have the right of first offer with respect to certain space at the building identified on Exhibit "A" attached to the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to provide that the first offer space shall be as set forth on Exhibit "A" to this Amendment and not as set forth on Exhibit "A" to the Lease.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, Landlord and Tenant hereby covenant and agree that the Lease is amended as follows:

         1. Exhibit "A" to the Lease shall be deleted in its entirety and replaced by Exhibit "A" attached hereto and incorporated herein by reference.

         2. All other terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first set forth above.

            ATTEST:                      NORTHAMPTON COUNTY NEW JOBS CORP.

                                         By: /s/
                                             -----------------------------


            ATTEST:                      QUANTUM EPITAXIAL DESIGNS, INC.



                                         By: /s/
                                             -----------------------------

                        SECOND AMENDMENT TO OFFICE LEASE
                        --------------------------------



     THIS SECOND AMENDMENT TO OFFICE LEASE (this "AMENDMENT") is made as of the 14th day of March, 1996 by and between NORTHAMPTON COUNTY NEW JOBS CORP. ("Landlord") and QUANTUM EPITAXIAL DESIGNS, INC. ("Tenant");



                              W I T N E S S E T H :



     WHEREAS, Landlord and Tenant entered into a certain Office Lease dated May 17, 1993 and amended by an Amendment to Office Lease dated June 21, 1995 (as amended, the "Lease") whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord certain property situate at 119 Technology Drive, Bethlehem, Pennsylvania; and

     WHEREAS, Section 36 of the Lease provides that Tenant shall have the right of first offer with respect to certain space at the building identified on Exhibit "A" attached to the Lease, as amended, containing 4,520 square feet (the "Initial Option Space"); and

     WHEREAS, Tenant desires to exercise its option and lease an amount equal to the Initial Option Space plus an additional 5150 square feet for a total of 9670 additional square feet (collectively, the "Option Space") in lieu of the Initial Option Space on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby covenant and agree that the Lease is amended as follows:

     1. The term "Premises" as used in the Lease shall include, in addition to the Premises defined therein, the Option Space as configured and set forth on Exhibit "A" attached hereto and the square footage of the Premises shall be 19,590 and not 9,920.

     2. The Base Rent shall be increased by an amount equal to Eight Dollars ($8.00) per square foot multiplied by 9,670. The base rent for the Option Space shall be subject to increases as otherwise set forth in the Lease as shown on Exhibit "B" attached hereto.

     3. Tenant's Percentage is the ratio of the square footage of the Premises (19,590) to the total square footage of the Building actually rented. This percentage will vary as the space actually rented varies.

     4. The method of initiating, constructing and completing the Tenant Finish Work for the Option Space will follow the procedures outlined in Sections 26 through 32 of the Lease, except:

        a. Tenant shall pay for engineering work expenses entailed in fulfilling Tenant's special mechanical and electrical needs;

        b. The drawings and specifications outlined in Section 26c shall be prepared no later than six (6) weeks after the signing of this Agreement;

        c. The limit of the Landlord's fiscal responsibility with respect to such Tenant Finish Work shall be $241,750.00;

        d. Landlord shall not be required to deliver a Certificate of Occupancy for the Premises to be considered Substantially Complete provided the City of Bethlehem has inspected the same and given verbal approval of occupancy; and

        e. The Anticipated Commencement Date for the Option Space portion of the Premises is July 1, 1996.

     5. Landlord will pay the sum of $241,750 towards the cost of the Tenant Finish Work for the Option Space (being an amount equal to $25.00 per square foot). Tenant shall pay for the balance of the cost of the Tenant Finish Work for the Option Space. Such amounts shall be payable as follows:

        a. Upon receipt and approval by Landlord and Tenant of the bids for the Tenant Finish Work for the Option Space, Landlord and Tenant shall open a joint checking account requiring the signatures of both Landlord and Tenant on checks. Landlord will deposit the sum of $241,750 into said account and Tenant will deposit an amount equal to the bid price less $241,750, in each case within ten
(10) days of the acceptance of the bids.

        b. Tenant shall also deposit into such account an amount equal to the reasonably anticipated additional expenses and requested extras for the Tenant Finish Work for the Option Space including, without limitation, the cost of special HVAC engineering.

        c. All invoices for the Tenant Finish Work, upon approval by Norwood Construction and Spillman Farmer, shall be delivered to Landlord for review with Tenant and approval by both Landlord and Tenant.

        d. Upon approval of the invoices, Landlord and Tenant shall jointly execute a check and deliver the same for payment of such invoices.

        e. Tenant shall be responsible for the cost of any Tenant Finish Work in excess of $241,750 regardless of the reason for such coverage. In the event, the total cost of the Tenant Finish Work is in excess of $241,750 but less than the total amount deposited in the joint account, the balance remaining in the account upon completion of the Tenant Finish Work shall be delivered to Tenant. In the event the total cost of the Tenant Finish Work is less than $241,750, an amount equal to $241,750 less the total cost shall be refunded to Landlord and the balance remaining in the account, if any, shall be delivered to Tenant.

     6. Tenant hereby exercises the first renewal option providing for an additional five year term as set forth in paragraph 34 of the Lease.

     7. The effective date of this Amendment shall be March __, 1996.

     8. All other terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed; provided, however, that the provisions of the Lease giving Tenant the right to lease the Option Space defined therein are hereby deleted.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first set forth above.


ATTEST:                                 NORTHAMPTON COUNTY NEW JOBS CORP.


/s/                                     By: /s/
-----------------------------------        -------------------------------------
Secretary                                   Vice President



ATTEST:                                 QUANTUM EPITAXIAL DESIGNS, INC.


/s/                                     By: /s/
-----------------------------------        -------------------------------------

Tax-1

                       LEASE COMMENCEMENT DATE AMENDMENT
                       ---------------------------------



     THIS AMENDMENT TO LEASE is made this 3rd day of July 1996, by and between NORTHAMPTON COUNTY NEW JOBS CORP., a Pennsylvania nonprofit corporation, having an office at 157 South Fourth Street, Easton, Pennsylvania 18042 ("Landlord") and QUANTUM EPITAXIAL DESIGNS, INC., a Pennsylvania corporation, having its principal offices at 119 Technology Drive, Bethlehem, Pennsylvania 18015 ("Tenant"), with reference to the following background. Capitalized terms used herein have the meanings assigned to them in the Lease (defined below),



                               W I T N E S S E T H
                               -------------------


     WHEREAS, by Office Lease dated May 17, 1993 and amended by an Amendment to Office Lease dated June 21, 1995 and by a Second Amendment to Office Lease (the "Second Amendment") dated March 14, 1996 (the "Lease"), Landlord demised and leased unto Tenant, and Tenant leased and took from Landlord, for the term, at the rent and upon the terms and conditions therein set forth, certain Premises, being a portion of the first floor in a building known as Bethlehem Technology Center, and located at 25 East Second Street, Bethlehem, Pennsylvania which Premises are more particularly described on Exhibit A annexed to the Lease, as amended;

     WHEREAS, pursuant to the Second Amendment, the Premises were increased by an additional 9670 rentable square feet (the "Option Space"); and

     WHEREAS, pursuant to the Second Amendment, Landlord and Tenant desire to execute and deliver the instrument setting forth the Commencement Date and Expiration Date of the term of the Lease with respect to the Option Space;

     NOW, THEREFORE, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

     1. The Commencement Date of the Lease with respect to the Option Space is July 2, 1996; the Expiration Date of the Lease will be December 31, 2003, unless extended or earlier terminated as provided in the Lease.

     2. All other terms and conditions of the Lease are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be executed by their duly authorized officers or representatives as of the day and year first above written.


ATTEST:                                 NORTHAMPTON COUNTY NEW JOBS CORP.


/s/                                     By: /s/
-----------------------------------        -------------------------------------
Secretary                                   President



ATTEST:                                 QUANTUM EPITAXIAL DESIGNS, INC.


/s/                                     By: /s/
-----------------------------------        -------------------------------------
(Assistant) Secretary                       President

                        THIRD AMENDMENT TO OFFICE LEASE

     THIS THIRD AMENDMENT TO OFFICE LEASE (this "Amendment") is made as of the 28th day of May, 1997 by and between NORTHAMPTON COUNTY NEW JOBS CORP. ("Landlord") and QUANTUM EPITAXIAL DESIGNS, INC. ("Tenant");

                             W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a certain Office Lease dated May 17, 1993 as amended by an Amendment to Office Lease dated June 21, 1995 and a Second Amendment to Office Lease dated March 14, 1996 (as amended, the "Lease") whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord certain space in property in Landlord's building known as 119 Technology Drive, Bethlehem, Pennsylvania; and

     WHEREAS, Tenant desires to lease an additional 6467 square feet of unimproved space in the building (the "Unimproved Space") on the terms and conditions hereinafter set forth;

     WHEREAS, Tenant further desires to lease from Landlord certain space in the building (the "Bio-Med Space") currently occupied by Bio-Med Sciences, Inc. ("Bio-Med") with rent to commence upon the expiration of Bio-Med's lease (November 30, 1998) and the subsequent fit-out (alteration) of the Bio-Med Space;

     WHEREAS, Tenant further desires to obtain a right of first refusal with respect to certain space in the building currently leased to All-Phase Environmental Services, Inc. at the expiration of the All Phase Lease initial term on May 31, 1999 provided All Phase does not exercise its option to renew contained in such lease (the "All Phase Space");

     WHEREAS, Tenant further desires to obtain a right of first refusal with respect to certain space in the building (6160 sq. ft.) to be initially leased to Submicro Encapsulation Technologies, Inc., which right of first refusal will commence at the expiration of the Submicro lease term and all renewals which are exercised (6 years) (the "Submicro Space"); and

     WHEREAS, Landlord is willing to amend the Lease to provide for the above on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby covenant and agree that the Lease is amended as follows:

                        SECTION I. - UNIMPROVED SPACE

     1. Capitalized terms used herein and defined in the Lease shall have the meaning ascribed to such terms in the Lease.

     2. The term "Premises" as used in the Lease shall include, in addition to the Premises defined therein, the Unimproved Space as configured and set forth on Exhibit "A" attached hereto.

     3. The Base Rent under the Lease shall be increased by $1,350.00 per month on account of the Unimproved Space commencing June 1, 1997 and running until fit-out work commences on any or all of the Unimproved Space which shall occur on or before June 1, 1999. The Additional Rent shall be increased by the increase resulting from the increase in the Tenant's Percentage as a result of the Unimproved Space.

     4. In addition to the above, Tenant hereby agrees to lease from the Landlord the Unimproved Space for a term of at least five years commencing upon the Substantial Completion of the fit-out of such space (as provided in paragraph 5 below). If Tenant does not request fit-out by June 1, 1999, Landlord shall have the option of terminating the Lease with respect to the Unimproved Space. Upon Substantial Completion of the fit-out of the Unimproved Space, the monthly Base Rent shall be increased by the square footage of the Unimproved Space times the Base Rent per square foot then in effect under the Lease subject to the same further increases as otherwise provided in the Lease.

     5. The method of initiating, constructing and completing the Tenant Finish Work for the Unimproved Space will follow the procedures outlined in Sections 26 through 32 of the Lease, except:

        a. Tenant shall pay for engineering work expenses entailed in fulfilling Tenant's special mechanical and electrical needs;

        b. The drawings and specifications outlined in Section 26c shall be prepared no later than three (3) months after the Tenant notifies the Landlord that the Tenant Finish Work shall proceed;

        c. The limit of the Landlord's fiscal responsibility with respect to such Tenant Finish Work shall be $161,675.00 (6467 square feet X $25.00 per square foot);

        d. Landlord shall not be required to deliver a Certificate of Occupancy for the Premises to be considered Substantially Complete provided the City of Bethlehem has inspected the same and given verbal approval of occupancy; and

        e. The Anticipated Commencement Date for the Unimproved Space portion of the Premises is September 1, 1999.

     6. Landlord will pay the sum of $161,675.00 towards the cost of the Tenant Finish Work for the Unimproved Space (being an amount equal to $25.00 per square foot). Tenant shall pay for the balance of the cost of the Tenant Finish Work for the Unimproved Space. Such amounts shall be payable as follows:

        a. Upon receipt and approval by Landlord and Tenant of the bids for the Tenant Finish Work for the Unimproved Space, Landlord and Tenant shall open a joint checking account requiring the signatures of both Landlord and Tenant on checks. Landlord will deposit the sum of $161,675.00 into said account and Tenant will deposit an amount equal to the bid price less $161,675.00, in each case within ten (10) days of the acceptance of the bids.

        b. Tenant shall also deposit into such account an amount equal to the reasonably anticipated additional expenses and requested extras for the Tenant Finish Work for the Unimproved Space including, without limitation, the cost of special HVAC engineering.

        c. All invoices for the Tenant Finish Work, upon approval by the architect and the engineer for the project, shall be delivered to Landlord for review with Tenant and approval by both Landlord and Tenant.

        d. Upon approval of the invoices, Landlord and Tenant shall jointly execute a check and deliver the same for payment of such invoices.

        e. Tenant shall be responsible for the cost of any Tenant Finish Work in excess of $161,675.00 regardless of the reason for such overage. In the event, the total cost of the Tenant Finish Work is in excess of $161,675.00 but less than the total amount deposited in the joint account, the balance remaining in the account upon completion of the Tenant Finish Work shall be delivered to Tenant. In the event the total cost of the Tenant Finish Work is less than $161,675.00 an amount equal to $161,675.00 less the total cost shall be refunded to Landlord and the balance remaining in the account, if any, shall be delivered to Tenant.


                           SECTION II. BIO-MED SPACE

     7. In addition to the above, Tenant hereby leases from Landlord the Bio-Med Space for a term of five (5) years commencing upon the Substantial Completion of the fit-out of such space (as provided in paragraph 8 below). Tenant acknowledges and agrees that such fit-out shall not commence until the expiration of the Bio-Med Lease on November 30, 1998. Prior to commencement of the fit-out of the Bio-Med Space, the

Base Rental under the Lease shall be increased by $250.00 per month on account of the Bio-Med Space commencing June 1, 1997 and ending upon commencement of the fit-out of the Bio-Med Space. Upon Substantial Completion of the fit-out of the Bio-Med Space, the monthly Base Rent shall be increased by the square footage of the Bio-Med Space times the Base Rent per Square Foot then in effect under the Lease, subject to further increases as provided in the Lease. The Additional Rent shall also be increased upon substantial completion by the increase resulting from the increase in the Tenant's Percentage.

     8. The method of initiating, constructing and completing the Tenant Finish Work for the Bio-Med Space will follow the procedures outlined in Sections 26 through 32 of the Lease, except:

        a. Tenant shall pay for engineering work expenses entailed in fulfilling Tenant's special mechanical and electrical needs;

        b. The drawings and specifications outlined in Section 26c shall be prepared no later than February 1, 1999;

        c. The limit of the Landlord's fiscal responsibility with respect to such Tenant Finish Work shall be $54,600.00 (5460 sq. ft. X $10.00 per sq.
foot);

        d. Landlord shall not be required to deliver a Certificate of Occupancy for the Premises to be considered Substantially Complete provided the City of Bethlehem has inspected the same and given verbal approval of occupancy; and

        e. The Anticipated Commencement Date for the Bio-Med Space portion of the Premises is September 1, 1999.

     9. Landlord will pay the sum of $54,600.00 towards the cost of the Tenant Finish Work for the Bio-Med Space (being an amount equal to $10.00 per square foot). Tenant shall pay for the balance of the cost of the Tenant Finish Work for the Bio-Med Space. Such amounts shall be payable as follows:

        a. Upon receipt and approval by Landlord and Tenant of the bids for the Tenant Finish Work for the Bio-Med Space, Landlord and Tenant shall open a joint checking account requiring the signatures of both Landlord and Tenant on checks. Landlord will deposit the sum of $54,600.00 into said account and Tenant will deposit an amount equal to the bid price less $54,600.00, in each case within ten (10) days of the acceptance of the bids.

        b. Tenant shall also deposit into such account an amount equal to the reasonably anticipated additional expenses and requested extras for the Tenant Finish Work for the Bio-Med Space including, without limitation, the cost of special HVAC engineering.

        c. All invoices for the Tenant Finish Work, upon approval by the architect and the engineer for the project, shall be delivered to Landlord for review with Tenant and approval by both Landlord and Tenant.

        d. Upon approval of the invoices, Landlord and Tenant shall jointly execute a check and deliver the same for payment of such invoices.

        e. Tenant shall be responsible for the cost of any Tenant Finish Work in excess of $54,600.00 regardless of the reason for such overage. In the event, the total cost of the Tenant Finish Work is in excess of $54,600.00 but less than the total amount deposited in the joint account, the balance remaining in the account upon completion of the Tenant Finish Work shall be delivered to Tenant. In the event the total cost of the Tenant Finish Work is less than $54,600.00, an amount equal to $54,600.00 less the total cost shall be refunded to Landlord and the balance remaining in the account, if any, shall be delivered to Tenant.


                          SECTION III. - REFUSAL SPACE

     10. Provided an Event of Default does not then exist, prior to leasing the All Phase Space or the Submicro Space (individually and collectively, the "Refusal Space") to any third party tenant, Landlord shall (i) either obtain a bona fide written offer from such third party Tenant to lease all or a portion of the Refusal Space which is acceptable to Landlord or enter into a lease for the lease of such space with such third party tenant, which lease shall be conditioned upon Tenant's failure to exercise its right under this Paragraph, and (ii) give written notice to Tenant of the offer (and Landlord's willingness to accept the same) or lease, together with a copy of the executed offer or lease. For a period of fifteen (15) days following receipt of such notice. Tenant shall have the right and option, exercisable by written notice to Landlord given within said fifteen (15) day period, to elect to lease the subject portion of the Refusal Premises at the rental and upon all the terms and conditions set forth in such written offer or lease. If at the expiration of the aforesaid fifteen (15) day period Tenant shall have failed to exercise the aforesaid option, Landlord may lease the subject portion of the Refusal Premises to such third party tenant upon the terms set forth in such offer or lease.

     11. Tenant shall have the right to exercise the foregoing right of first refusal upon each proposed lease of a portion of the Refusal Premises. Notwithstanding anything to the contrary, if Tenant fails to exercise the right of first refusal granted pursuant to this Paragraph and the lease to the third party Tenant is consummated, such right shall terminate and be null and void and of no further force and effect as to the portion of the Refusal Premises which is subject to such lease.

     12. The Base Rent under the Lease shall be increased by $50.00 per month on account of the right of first refusal for the All-Phase space and $50.00 per month on account of the right of first refusal for the Sub-Micro space which shall in each case commence June 1, 1997 and continue as to the applicable Refusal Space until Tenant exercises such right, the space is otherwise leased or Tenant in writing agrees to termination of such right.

     13. All other terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.

     14. This Amendment as it relates to the Bio-Med space is specifically contingent upon the execution by Landlord and Bio-Med Sciences, Inc. of an Agreement satisfactory to Landlord relating to the termination of the lease between Landlord and Bio-Med Sciences, Inc. and shall be of no force and effect as to the Bio-Med space until such Agreement is executed.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first set forth above.



ATTEST:                                       NORTHAMPTON COUNTY NEW JOBS CORP.




/s/ xxxxxxxxxxxxx                             By: /s/ xxxxxxxxxxxxxxxxxxxx
----------------------------------               -------------------------------
     Secretary                                        President



ATTEST:                                       QUANTUM EPITAXIAL DESIGNS, INC.




/s/ xxxxxxxxxxxxxxxx                          By: /s/ xxxxxxxxxxxxxxxxxxxxxx
-----------------------------------              -------------------------------
   5/27/97